Exhibit 99(a)

REVOCABLE PROXY	COMMUNITY FINANCIAL CORPORATION SPECIAL MEETING OF STOCKHOLDERS	[ ], 2012

¢	PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote “FOR” each of the proposals listed below.

		FOR	AGAINST	ABSTAIN

I.	Approval and adoption of the Agreement and Plan of Merger dated as of August 2, 2012, by and among Community Financial Corporation, Community Bank, City Holding Company and City National Bank of West Virginia, the related plan of merger of City Holding and Community Financial attached as an exhibit thereto (together, the “merger agreement”), and the transactions contemplated thereby.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

II.	Adjournment or postponement of the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

III.	On an advisory (non-binding) basis, approval of the compensation that may be paid or become payable to Community Financial’s named executive officers in connection with the merger.	☐	☐	☐

The undersigned acknowledges receipt from Community Financial Corporation, prior to the execution of this proxy, of the Notice of Special Meeting and a Proxy Statement/Prospectus dated [ ].

Signature	Date	Signature (Joint Owners)			Date

Note: When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY	COMMUNITY FINANCIAL CORPORATION SPECIAL MEETING OF STOCKHOLDERS	[ ], 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signer(s), on the reverse side, hereby appoint(s) the members of the Board of Directors of Community Financial Corporation, and the survivors of them, with full power of substitution, to act as attorneys and proxies for the signer(s) to vote, as indicated on the reverse side, all shares of common stock of Community Financial Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Community Financial Corporation to be held at [        ]p.m., local time, on [        ], 2012 at Community Bank’s executive offices located at 38 North Central Avenue, Staunton, Virginia, and at any and all adjournments or postponements thereof.

This proxy, when properly executed and timely returned, will be voted as directed herein. If no direction is given, this proxy will be voted “FOR” each of the stated proposals and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: Community Financial Corporation’s Proxy Statement/Prospectus is available at https://www.cbnk.com.

Important! Please sign and date this card on the reverse side!